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                                                                    EXHIBIT 23.5


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Shire Pharmaceuticals PLC of our report dated February 5, 1998 relating to the financial statements and financial statement schedules appearing in Roberts Pharmaceutical Corporation Annual Report on Form 10-K for the years ended December 31, 1997 and 1996. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
November 12, 1999